Exhibit 99.1

UNIFIED GROCERS, INC.

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This Second Amendment to Amended and Restated Credit Agreement (herein, the “Amendment”) is entered into as of December 22, 2009, by and among Unified Grocers, Inc., a California corporation formerly known as Unified Western Grocers, Inc. (the “Borrower”), the Guarantors party to the Credit Agreement (hereinafter identified and defined), Fifth Third Bank and Bank of Montreal, Chicago Branch (“BMO” or, in its capacity as the administrative agent on behalf of the Lenders, together with its successors or affiliates in such capacity, “Administrative Agent”).

PRELIMINARY STATEMENTS

A. The Borrower, the Guarantors, the Administrative Agent and the Lenders entered into that certain Amended and Restated Credit Agreement, dated as of December 5, 2006, as previously amended (the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B. Pursuant to the Credit Agreement, the Lenders made a $250,000,000 revolving credit facility available to the Borrower.

C. Section 1.1(b) of the Credit Agreement provides that the Commitments may be increased to an amount not to exceed $300,000,000 on the terms and conditions set forth therein.

D. The Borrower, the Guarantors, the Administrative Agent and Fifth Third Bank wish to amend the Credit Agreement pursuant to Section 1.1(b) thereof to (i) add Fifth Third Bank to the Credit Agreement as a Lender thereunder with a Commitment of $25,000,000, and (ii) increase the total Commitments thereunder to $275,000,000, all on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. AMENDMENT.

Upon satisfaction of all of the conditions precedent set forth in Section 2 hereof, the Credit Agreement shall be and hereby is amended as follows:

Section 1.1 Upon satisfaction of all of the conditions precedent set forth in Section 2 hereof, (a) Fifth Third Bank (i) shall be deemed automatically to have become a party to the Credit Agreement and have all the rights and obligations of a “Lender” under the Credit Agreement as if it were an original signatory thereto with a Commitment of $25,000,000, and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory thereto, and (b) the total Commitments of all of the Lenders shall be $275,000,000.

Section 1.2. Fifth Third Bank hereby confirms that it has received a copy of the Loan Documents and the exhibits related thereto, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment. Fifth Third Bank acknowledges and agrees that it has made and will continue to make, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. Fifth Third Bank further acknowledges and agrees that the Administrative Agent has not made any representations or warranties about the credit worthiness of the Borrower or any other party to the Credit Agreement or any other Loan Document or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement or any other Loan Document or the value of any security therefor.

Section 1.3. Schedule 1 to the Credit Agreement shall be replaced by Schedule 1 to this Amendment.

SECTION 2. CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

Section 2.1. The Borrower, the Administrative Agent, the Guarantors and Fifth Third Bank shall have executed this Amendment (such execution may be in several counterparts and the several parties hereto may execute on separate counterparts).

Section 2.2. The Borrower shall have executed and delivered to the Administrative Agent for the account of Fifth Third Bank a Revolving Note in the form of Exhibit D to the Credit Agreement payable to the order of Fifth Third Bank in the principal amount of $25,000,000.

Section 2.3. The Borrower shall have paid to Fifth Third Bank any up-front fee that the Borrower has agreed to pay such institution.

SECTION 3. REPRESENTATIONS.

In order to induce the Administrative Agent and Fifth Third Bank to execute and deliver this Amendment, the Borrower hereby represents to the Administrative Agent and Fifth Third Bank that as of the date hereof, immediately after giving effect to this Amendment, the representations and warranties set forth in Section 6 of the Credit Agreement are true and correct in all material respects and no Default or Event of Default has occurred and is continuing under the Credit Agreement.

SECTION 4. MISCELLANEOUS.

Section 4.1. The Borrower and the Guarantors heretofore executed and delivered to the Administrative Agent certain Collateral Documents and the Borrowers and the Guarantors hereby agree that notwithstanding the execution and delivery hereof, the Collateral Documents shall be and remain in full force and effect and that any rights and remedies of the Administrative Agent thereunder, obligations of the Borrower and the Guarantors thereunder and any Liens created or provided for thereunder shall be and remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

Section 4.2. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit Agreement, the Notes, the Collateral Documents, or any communication issued or made pursuant to or with respect to the Credit Agreement or the other Loan Documents, any reference to the Credit Agreement in any of such instruments and documents being sufficient to refer to the Credit Agreement as amended hereby.

Section 4.3. This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same agreement. Any of the parties hereby may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

UNIFIED GROCERS, INC. (formerly known as Unified Western Grocers, Inc.)

By	/s/ Christine Neal
Name	Christine Neal
Title	Senior Vice President of Finance

GROCERS DEVELOPMENT CENTER, INC., CROWN GROCERS, INC. and MARKET CENTRE

By	/s/ Christine Neal
Name	Christine Neal
Title	Vice President

BANK OF MONTREAL, CHICAGO BRANCH as Administrative Agent

By	/s/ C. Scott Place
Name	C. Scott Place
Title	Director

FIFTH THIRD BANK

By	/s/ Gary S. Losey
Name	Gary S. Losey
Title	Vice President

Unified Grocers, Inc.

Signature Page to Second Amendment to

Amended and Restated Credit Agreement

SCHEDULE 1

COMMITMENTS

NAME OF LENDER	COMMITMENT	SWING LINE COMMITMENT
BMO Capital Markets Financing, Inc.	$46,250,000	$20,000,000
Bank of America, N.A.	$45,000,000	$0
Wells Fargo Bank, N.A.,	$45,000,000	$0
Union Bank of California, N.A.	$38,750,000	$0
General Electric Capital Corporation	$35,000,000	$0
PNC Bank National Association	$25,000,000	$0
Fifth Third Bank	$25,000,000	$0
Bank of the West	$15,000,000	$0
TOTAL	$275,000,000	$20,000,000